                      ARTICLES OF AMENDMENT

         Alliance Bond Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by changing the designations of certain of the issued and unissued shares of the Common Stock of the U.S. Government
Portfolio and the Monthly Income Portfolio as follows:

Current Name                     Amended Name
------------                     ------------

U.S. Government Portfolio        U.S. Government Portfolio
  Common Stock (without            Class A Common Stock
  further designation)
  U.S. Government Portfolio

Monthly Income Portfolio         Corporate Bond Portfolio
  Common Stock (without            Class A Common Stock
  further designation)

Monthly Income Portfolio         Corporate Bond Portfolio
  Class B Common Stock             Class B Common Stock

Monthly Income Portfolio         Corporate Bond Portfolio
  Class C Common Stock             Class C Common Stock

Monthly Income Portfolio         Corporate Bond Portfolio
  Advisor Class Common Stock     Advisor Class Common Stock

         SECOND: The amendment to the Charter of the Corporation has been duly approved by a majority of the entire Board of Directors of the Corporation.

         THIRD: The amendment is limited to a change expressly permitted by Section 2-605 of Maryland General Corporation Law to be made without action by stockholders.

         The undersigned Senior Vice President of the Board of Directors of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.




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         IN WITNESS WHEREOF, Alliance Bond Fund, Inc., has caused
these Articles of Amendment to be executed in its name and on its behalf by its Senior Vice President, Wayne D. Lyski, and witnessed by its Secretary, Edmund P. Bergan, Jr., on the 9th day of April, 2001.

                        ALLIANCE BOND FUND, INC.


                        By:  /s/ Wayne D. Lyski
                             --------------------------
                             Wayne D. Lyski
                             Senior Vice President
WITNESS:


/s/ Edmund P. Bergan, Jr
-------------------------
Edmund P. Bergan, Jr.
Secretary

































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